EXHIBIT 10.12

FACTORING AGREEMENT

STAR FUNDING, INC.
237 W. 37th Street, 5th Floor
NEW YORK, NY 10018

Date: March 20, 2009

Perf-Go Green, Inc.
12 East 52nd Street, 4th floor
New York, New York 10022

THE FOLLOWING IS THE AGREEMENT UNDER WHICH WE ARE TO ACT AS YOUR SOLE FACTOR WITH RESPECT TO ALL ACCOUNTS RECEIVABLE FROM YOUR PRESENT AND FUTURE CUSTOMERS ARISING FROM THE SALE AND DELIVERY OF MERCHANDISE OR THE RENDITION OF SERVICES BY YOUR COMPANY.

1.           You hereby sell and assign to us, making us absolute owner thereof, (a) all accounts, contract rights, and all other obligations to you, now existing or hereafter arising, for the payment of money, arising out of the sale of goods you purchase from us under the Supply Agreement dated as of the date hereof between you and us (as it may be amended, the “Supply Agreement”) and (b) such other accounts, contract rights and other obligations to you for the payment of money as you may offer to us and we may purchase from time to time (each a “Receivable” and collectively the “Receivables”), together with all proceeds thereof; all security therefore, and guarantees thereof, and all of your rights to any goods and property represented thereby or relating thereto. We shall have all the rights of an unpaid seller of any goods, the sale of which gives rise to each Receivable, including, without limitation, the right of stoppage in transit, reclamation and replevin. Upon each purchase of a Receivable from you, you shall execute and deliver to us such further and confirmatory assignments of the Receivable as we require, all of which shall be in form and manner satisfactory to us (including, without limitation, in the case of Receivables due from the U.S. Government or any department or agency thereof, such assignments and notices of assignment as may be necessary to comply with 41 U.S.C. §15, 31 U.S.C. §3727, and the regulations adopted thereunder (collectively, the “Assignment of Claims Act”)), together with copies of invoices and all shipping or delivery receipts and such other proof of sale and delivery or performance as we from time to time may require. You will make appropriate notations upon your books and ledgers indicating the sale and assignment of the Receivables to us. All invoices or other statements to customers evidencing Receivables shall be mailed at your expense whether mailed by you or at our option by us and shall clearly state in a manner satisfactory to us that each such Receivable has been assigned to us or our assignees and is payable to us or our assignees. Without limiting the foregoing, you agree and acknowledge that (i) we have the right to sell, assign, transfer and/or re-factor the Receivables to any entity or entities; (ii) we may in connection with such sale, assignment transfer and/or refactoring, from time to time, request that any such entity or entities make advances to us and advance payments of the purchase price of and/or secured by the Receivables, (iii) we may purchase insurance against credit losses arising on Receivables (“Credit Insurance”); (iv) we may assign any or all of our rights under this Agreement or with respect to any of the Receivables to any issuer of Credit Insurance on Receivables, and any entity or entities to which we sell, assign, transfer and/or re-factor Receivables; and (v) we may sell participations in any of the Receivables, in this Agreement, or in any of your obligations to us hereunder, to any person or entity.

2.           (a) We shall not assume the credit risk on any Receivable purchased by us hereunder unless (i) it arises out of a specific sale to a customer of yours that has been submitted to us for credit approval and has been approved by us in writing (an “Approved Sale”) or (ii) it arises out of a sale to a customer of yours with respect to whom we have approved a credit limit (an “Approved Credit Limit”) in writing, the sale meets all of the terms and conditions of our approval, the goods are shipped or the services are provided to the customer during the period specified in our approval, and the resulting Receivable, when added to all other outstanding Receivables from such customer, does not exceed the Approved Credit Limit for such customer. Any approval provided by us hereunder (whether of a particular sale or a credit limit to a particular customer) must be in writing and shall be limited to the specific terms and conditions listed therein. In no event shall we have any credit risk on any Receivable, whether or not approved by us, if the net amount of such Receivable is less than $250.00.

(b)           On Approved Sales and sales under Approved Credit Limits we shall assume the credit risk, being responsible only for the financial inability of your customers with respect to Receivables we have purchased (such customers herein referred to as “Customers”) to pay at maturity, such assumption of credit risk going into effect upon delivery or performance, and acceptance of the goods or services by such Customer, without dispute. We shall not be responsible for any nonpayment of a Receivable because of the assertion of any claim or dispute by a Customer or the exercise of any counterclaim or offset (whether or not such claim, dispute, counterclaim or offset relates to the specific Receivable) or where nonpayment is a consequence of enemy attack, civil commotion, the acts or restraint of public authorities, acts of God or force majeure, or if any warranty made by you to us in respect of such Receivable has been breached, or if you fail to provide us upon our written request, with copies of invoices and shipping or delivery receipts or such other woof of sale and delivery or performance as we may from time to time require. We shall have no liability of any kind for refusing to give or for withdrawing credit approval pursuant to the terms of this Agreement, or for exercising or refusing to exercise any rights or remedies we have under this Agreement or otherwise.

(c)           We reserve the right to withdraw credit approval of an Approved Sale at any time before delivery or performance and, in any event, such credit approval shall be deemed to be withdrawn if full delivery or performance is not made within 30 days after the delivery or shipment date specified in the terms of sale submitted to us for approval, or, if no such delivery or shipment date is specified, within 30 days of the date of such credit approval, or as may be otherwise stated in such credit approval.

(d)           We reserve the right to reduce or cancel an Approved Credit Limit for a Customer by giving you written notice to that effect. If we reduce or cancel the Approved Credit Limit for a Customer (i) such reduction or cancellation shall take effect immediately and (ii) any Receivables arising out of sales you make to such customer after receipt of such notice shall be CR Receivables (as defined below) to the extent that they exceed the Approved Credit Limit as so reduced or cancelled.

(e)           Any purchase of Receivables from you which is not approved in writing by us as to credit shall be known as a C.R. (Client’s Risk) Receivable (each a “CR Receivable” and collectively the “CR Receivables”). All CR Receivables are assigned to and purchased by us with full recourse to you and at your credit risk, but are otherwise subject to the covenants, terms and conditions provided herein in respect of approved Receivables on which we have assumed the credit risk. We shall have the right to charge back to your account the amount of CR Receivables at any time either before or after their maturity and you agree to pay us upon demand the amount thereof, together with all expenses (if any) including, without limitation, collection charges and other collection and attorneys’ fees incurred by us up to the date of such payment in attempting to collect or enforce any such payment and in attempting to collect or enforce any such Receivable. In addition, if we, at your request, but subject to our discretion, file a proof of claim in any insolvency proceeding with respect to a CR Receivable and/or forward such CR Receivable to an attorney or agency for collection, we shall charge your account, at the time such CR Receivable or claim is so filed or forwarded, with an amount equal to 15% of the CR Receivable. In addition, (whether or not such CR Receivable or claim is filed or submitted at your request) any other charges incurred by us thereafter shall be charged to your account.

(f) Any payments received by us from or for the account of a Customer that is the account debtor with respect to both CR Receivables and Receivables as to which we have assumed the credit risk (“Factor Risk Receivables”) shall be applied, first, to Factor Risk Receivables until all such Receivables have been paid in full and then to CR Receivables, irrespective of any instructions to the contrary from the person or entity that made such payment.

3.           Any goods rejected or returned by any Customer shall be our property held by you in trust for us separate and apart from any other goods, and upon demand shall forthwith be delivered to us or disposed of by you at our direction and without charge to us. You shall report to us in writing all disputes and claims made by any Customers, and the return of or offer to return any goods, and you will promptly settle all such claims and disputes at your expense. As absolute owner of each Receivable, we may in our sole discretion enforce, effect any compromise, settle and adjust any Receivable, in our name or yours, without affecting or limiting your obligation to us under this Agreement, and whether or not any such Receivable shall have been charged back. We reserve the right at any time to charge back to your account the full amount of the Receivable involved in any claim, dispute or return asserted by your Customer, and you agree to pay us upon demand the full amount thereof. The charge back to your account of the amount of any Receivable shall not be deemed a reassignment thereof to you and title thereto, to the proceeds thereof, to all security and guarantees therefor and to your interest in the goods represented thereby, shall remain in us. You shall indemnify us for, and hold us harmless against, any loss, liability, claim or expense of any kind arising from any claims of, or disputes with any Customer as to terms, price, quality, or otherwise, with respect to any Receivable, including, without limitation, any claim for a return of any payments thereunder and any and all expenses and attorneys’ (whether in-house or outside) fees incurred by us in collecting or attempting to collect any Receivables charged back to you.

4.           If any checks, drafts, notes, acceptances, cash collections or payments in any form shall be received by you on any Receivable, you will immediately transmit and deliver them to us or to our assignees in the identical form received. You agree that we and any such person or entity as we may from time to time designate, shall have the right to sign and/or endorse your name on all remittances and all papers, bills of lading, receipts, instruments and documents relating to Receivables and the transactions between us. We shall have the right to deposit any checks or other remittances received on any Receivable regardless of notations or conditions placed thereon by any Customer or deductions reflected thereby and to charge the amount of any such deductions to your account.

5.           As to each Receivable assigned to us, you hereby warrant that (i) it is a bona fide existing obligation created by the sale and actual delivery of goods or the rendition of services to a Customer in the ordinary course of business and in compliance with such Customer’s purchase order and all applicable procurement regulations, which you then own free of liens and encumbrances, except for Permitted Liens (as defined in that certain Security Agreement of even date herewith between the parties hereto) and which is then unconditionally owing to you without defense, offset or counterclaim; and (ii) the Customer has received and will accept the goods or services, and the invoices therefor, without dispute or claim of any kind. Nothing contained in the previous sentence shall reduce, affect or limit in any way your responsibility to assure us (or your liability to us in connection therewith) that each Receivable assigned to us by you will be paid in the ordinary course of business regardless of your knowledge of any irregularity, defense, offset or counterclaim in connection with any such Receivable or our ability to rely on such assurances. You hereby represent and warrant that you are solvent, that you have full right and authority to sell and assign to us and to grant to us a security interest in the Receivables, that other than as contemplated by that certain Subordination Agreement between you, us, PERF Go-Green Holdings, Inc., and certain third party lenders, dated as of the date hereof (as may be amended or modified from time to time, the “Subordination Agreement”), you have not granted a security interest therein or in any of your inventory to any other party and that you will not hereafter grant any security interest therein or in any of your inventory to anyone other than to us at any time during the term of this Agreement and until the security interests granted hereunder have been terminated, and that your inventory and Receivables are not subject to any lien, interest, claim or other encumbrance in favor of any third party (other than Permitted Liens), whether arising by contract, by operation of law or in equity. You further represent and warrant that your name, place of business, chief executive office and location of your books and records relating to the Receivables is as you are addressed above and you agree to notify us promptly of any change in such or in your corporate or business structure or your state of organization. You further represent and warrant that (i) you have identified to us all tradenames, tradestyles or other assumed or fictitious business names (sometimes referred to as “DBA” or “doing business as” names) that you use; (ii) you will advise us in writing if you commence using any other such names in the future; and (iii) upon our request therefor, you will provide to us evidence of your registration of all such names in all jurisdictions in which such registration is required by law. You hereby covenant that you will not change your name or jurisdiction of organization without giving us at least 30 days’ prior written notice thereof.

6.            (a)               Subject to the other provisions of this Section, you shall pay us for our services hereunder a factoring commission (the “Factoring Commission”) equal to (i) 1.0% of the gross invoice amount of each Receivable due from a retailer and (ii) 1.5% of the gross invoice amount of each Receivable due from a commercial or municipal customer, which commission, in each case, shall be due and payable by you as at the date a Receivable arises, and shall then be chargeable to your account. Our factoring commission is based, in each case, upon maximum selling terms of net 60 days, and no more extended terms or additional dating shall be granted by you to any Customer without our prior written approval. If such approval is given by us, then for each additional 60 days or part thereof of such extended terms or additional dating our factoring commission with respect to any Receivable covered thereby shall be increased by an amount equal to 0.25% of the invoice amount of such Receivable.

(b)           The factoring commission on Receivables due from a Customer (or any affiliates or subsidiaries thereof) listed on any schedule issued by us from time to time which refers to this Agreement and is designated a Special Accounts Schedule, shall be equal to the rate set forth above, plus an amount equal to the surcharge set forth on the such Special Accounts Schedule for such Customer. The surcharge with respect to any Receivable shall be due and payable on the date on which the factoring commission for such Receivable is due and payable, and shall be chargeable to your account.

(c)           You have represented to us that your factored sales volume will be at least $10,000,000.00 per twelve-month period during the duration of this Agreement. You hereby acknowledge that we have relied on that representation in deciding to offer to you the discretionary factoring facility contemplated hereby, and that lower sales volumes would have a material adverse effect on our projected profit margins hereunder. Accordingly, in order to induce us to enter into this Agreement and provide the discretionary factoring facility contemplated hereby, you hereby agree that, notwithstanding anything to the contrary contained herein, in the event that the aggregate amount of all factoring commissions actually paid by you during any Calculation Period (the “Actual Commissions”) are less than the Minimum Commission payable during such Calculation Period, you shall pay to us immediately upon demand the difference between the Minimum Commission and the Actual Commissions for such Calculation Period (said difference herein called the “Shortfall”). For purposes of this Agreement, (i) the term “Calculation Period” shall mean each twelve-month period commencing on the date hereof or on any anniversary of such date and (ii) the term “Minimum Commission” shall mean, with respect to any Calculation Period, the sum of $100,000. You further agree that we may, at our option, charge the amount of the Shortfall at any time owing to us to your account with us. At your request and as an accommodation to you, we hereby agree that, notwithstanding the foregoing, so long as you are in compliance with all of the terms and conditions of this Agreement and all related documents and no default or event of default has occurred hereunder or thereunder:

(x)           we shall not charge the amount of the Shortfall to your account with us prior to June 1,2009;

(y)           we shall limit the amount of the Shortfall charged to your account with us during any calendar month commencing on or after June 1, 2009 and before March 1, 2010, to an amount not exceeding the Minimum Commission minus the Actual Commissions paid prior to June 1,2009, divided by nine (9); and

(z)           we shall limit the amount of the Shortfall charged to your account with us during any calendar month commencing on or after March 1, 2010 to an amount not exceeding the Minimum Commissions divided by twelve (12).

7.           (a) The purchase price for each Receivable shall be the invoice amount of the Receivable, less returns (whenever made), all selling discounts (at our option, calculated on shortest terms), and credits or deductions of any kind allowed or granted to or taken by the Customer at any time, and less our commission provided for herein. No discount, credit or allowance with respect to any Receivable shall be granted by you to any Customer, and no return of goods shall be accepted by you, without our prior written consent. A discount, credit or allowance may be claimed only by the Customer. All amounts collected against the Receivables shall be credited to your account adding five (5) banking days for collection and clearance of remittances.

(b)           If you require funds from time to time, we may advance to you (each such advance herein called an “Advance” and, collectively, the “Advances”), at our discretion, up to the Applicable Percentage (as defined below) of the net amount of Receivables (other than CR Receivables), net of any deductions, disputes, stocking fees or other dilutive factors, purchased by us and not as yet collected, that are less than 30 days from invoice date and are deemed eligible by us in our sole discretion and subject to reduction for any disputes, stocking fees or other dilutive factors as determined by us in our sole discretion (the “Eligible Receivables”); provided, however, that the sum of (x) the amount of the Supplier Exposure at any one time outstanding, plus (y) the aggregate principal amount of all Advances at any one time outstanding shall in no event exceed $10,000,000. You shall pay us interest upon the daily average outstanding principal amount of the Advances at a rate (the “Interest Rate”) per annum equal to the sum of (i) the prime rate of JPMorgan Chase Bank, N.A. (the “Bank”) as announced by the Bank from time to time (the “Prime Rate”), plus (ii) 2.0%. The term “Applicable Percentage” as used in this paragraph means eighty percent (80%). In the event that the aggregate outstanding principal amount of Advances made by us to you exceeds the Applicable Percentage of the net amount of Eligible Receivables purchased by us hereunder (such excess herein called an “Overadvance”) at any time and for any period, all of the Advances (not just the Overadvance) shall bear interest, from the day the Overadvance is created until the day the Overadvance has been repaid in full or otherwise eliminated, at a rate per annum equal to the Interest Rate plus 2%. Nothing herein contained shall be deemed to permit Overadvances, and you hereby agree to repay any Overadvance immediately upon our demand. The Prime Rate may not be the lowest or best rate charged by the Bank. Notwithstanding the foregoing, in no event shall the rate of interest agreed to by or charged to you hereunder exceed the maximum rate of interest permitted to be so agreed or charged under the law of the jurisdiction whose laws are applicable to such rate of interest.

(c)           If, on the day on which we purchase any Receivable from you hereunder, you owe any amount to the Supplier under the Supply Agreement, you shall be deemed to have requested an Advance from us hereunder in an amount equal to the lesser of the Applicable Percentage of the net amount of such Receivable or the amount you then owe to the Supplier.

(d)           We shall remit the proceeds of any Advance made by us hereunder (whether pursuant to your request under Section 7(b) or your deemed request under Section 7(c)) directly to the Supplier in accordance with its instructions to the extent of any amount then owed by you to the Supplier (it being understood and agreed that we may rely on the Supplier’s representation to us of the amount then owed to it); the excess, if any, of the principal amount of such Advance over the amount then owed to the Supplier shall be remitted to you in accordance with the terms of this Agreement.

(e)           About twenty (20) days after the end of each month, we will render to you a statement with respect to the Receivables purchased by us during the previous month, together with advances and charges made to your account under this Agreement. In addition to any other amounts chargeable to your account, your account shall be charged with our expenses consisting of postage on invoices, bank wire and similar charges and in addition all expenses and costs from time to time hereafter incurred by us during the course of periodic examinations of your books and records, and operations, plus a per diem charge at our then standard rate per person, per day, for our examiners in the field and office. Our current standard rate is $900 per person, per day. We may, at our discretion, charge your account with a fee for all trial balances and sales summaries we prepare at your request. All statements, reports or accountings rendered or issued by us to you, including, without limitation, such trial balances and sales summaries, shall be deemed accepted and be finally conclusive and binding upon you unless you notify us to the contrary by registered or certified mail within thirty (30) days after the date such statement, report or accounting is sent to you.

8.           (a)           As collateral security for any and all of your (and your subsidiaries’ and affiliates’) indebtedness and obligations to us and to each of our subsidiaries and affiliates, whether matured or unmatured, absolute or contingent, now existing or that may hereafter arise (including, without limitation, your obligations to us hereunder, under the Supply Agreement, under indemnity or reimbursement agreements or by subrogation), and howsoever acquired by us, whether arising directly between us or acquired by us by assignment, whether relating to this Agreement or independent hereof, including, without limitation, all obligations incurred by you to any other concern factored or financed by us (collectively, the “Obligations”), you grant to us a security interest in all of your personal property and fixtures of whatever type or nature, whether now existing or hereafter arising or created and wherever located, including without limitation all of your (i) accounts; (ii) cash and currency; (iii) chattel paper; (iv) registered United States copyrights, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith (including, without limitation, registrations, recordings and applications in the United States Copyright Office), all renewals thereof and all licenses with respect thereto, (v) deposit accounts; (vi) documents; (vii) equipment; (viii) financial assets; (ix) fixtures; (x) general intangibles; (xi) goods; (xii) instruments; (xiii) inventory; (xiv) investment property; (xv) letter-of-credit rights; (xvi) letters patent of the United States or any other country and all reissues and extensions thereof, applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and agreements, whether written or oral, providing for the grant by or to you of any right to manufacture, use or sell any invention covered by a letter patent; (xvii) securities accounts and securities entitlements; (xviii) software; (xix) supporting obligations; (xx) trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States.

Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, all renewals thereof, and all agreements, written or oral, providing for the grant by or to you of any right to use any such name, style, mark, logo or other source or business identifier; and (xxi) all accessions and all proceeds of any and all of the foregoing (collectively, the “Collateral”). All terms used in this section that are not defined herein shall have the respective meanings given to them in the Uniform Commercial Code in effect from time to time in the State of New York (the
“NYUCC”).

(b)           All Obligations shall be due and payable on demand, and you hereby irrevocably authorize and direct us to charge at any time to your account any Obligations, and to pay any Obligations owing to any of our subsidiaries or affiliates by so charging your account. You agree to execute financing statements and any and all other instruments and documents that may now or hereafter be necessary under the Uniform Commercial Code or other applicable law to perfect our liens and security interests in your assets and preserve their priority (collectively, the “Financing Statements”). You authorize us to file the Financing Statements without your signature, to reflect the security interests granted to us to secure the Obligations. You shall be liable for, and we may charge your account with, all costs and expenses of any public record filings (including, without limitation, the Financing Statements and any filing or recording taxes), the making of lien searches, and any attorneys’ (whether in-house or outside) fees and expenses which may be incurred by us in the negotiation and documentation of this Agreement and related documents and any amendments thereof, administering this Agreement and perfecting, protecting, preserving and enforcing all security interests and rights provided to us hereunder, under any other agreement relating to the Obligations or by law.

(c)           We shall have, in addition to the rights and remedies provided herein or in any other documents relating to the Obligations, or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the NYUCC (regardless of whether the NYUCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the NYUCC applies to the affected Collateral), and further, we may, with or without judicial process or the aid and assistance of others, after the occurrence and during the continuance of an Event of Default (as defined in Section 11): (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by you or any of your subsidiaries or affiliates, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require you and all of your subsidiaries and affiliates to assemble and make available to us at your expense any Collateral at any place and time designated by us which is reasonably convenient to both of us, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which you hereby waive to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for us at public or private sale, at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as we deem advisable, in our sole discretion (subject to any and all mandatory legal requirements). You acknowledge that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agree that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither our compliance with applicable law nor our disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, you agree that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to you in accordance with the notice provisions hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice. We may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. We shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, any holder of Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, you hereby waive all of your rights of redemption with respect to any such sale. Subject to the provisions of applicable law, we may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or we may further postpone such sale by announcement made at such time and place.

(d)           After the occurrence and during the continuance of an Event of Default (as defined in Section 11), in addition to the rights and remedies hereunder, to the fullest extent permitted under applicable law, we shall have the right to enter and remain upon your various premises without cost or charge to us, and use the same, together with your materials, supplies, books and records for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, we may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)           Failure by us to exercise any right, remedy or option under this Agreement, any other document relating to the Obligations, or as provided by law, or any delay by us in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in our case shall only be granted as provided herein. To the extent permitted by law, neither we nor any party acting as attorney for us shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. Our rights and remedies under this Agreement shall be cumulative and not exclusive of any other right or remedy which we may have.

(f)           In addition to the rights and remedies hereunder, we may, in compliance with the NYUCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until we shall have provided specific notices to such effect, however, we shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(g)           In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which we are legally entitled, you shall be liable for the deficiency, together with interest thereon at the highest rate permitted by law, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to you or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9.           (a) You shall maintain your books, records and accounts in accordance with sound accounting practice. You agree to furnish us with balance sheets, statements of profit and loss, interim financial statements and such other information in such detail and scope as we may require regarding your business affairs and financial condition as we may from time to time request, prepared in accordance with generally accepted accounting principles consistently applied and prepared internally or compiled, reviewed or certified by a firm of certified public accountants acceptable to us, as we may require in our sole discretion. All such statements and information shall fairly present your financial condition as of the dates, and the results of your operations for the periods, for which the same are furnished.

(b)	Without limiting the generality of the foregoing, you shall provide to us:

(i)
as soon as available but in any event no later than one (I) business day after the filing of any report or other document with the Securities and Exchange Commission or any other public filing, a copy of such report, document or filing;

(ii)
as soon as available but in any event no later than thirty (30) days prior to each renewal date, annual management projections, prepared and presented in a form and in detail satisfactory to us, and certified by your Chief Executive Officer or Chief Financial Officer.

(c)           You shall permit our authorized representatives to visit and inspect from time to time upon reasonable notice during business hours (or at any time after the occurrence and during the continuance of a default hereunder) any of your offices, inventory locations and other facilities, to examine your books and records and make copies or extracts therefrom, to examine your inventory, to conduct field examinations and collateral audits with respect to your assets, to verify the eligibility of the Receivables for lending hereunder, and to discuss your affairs, inventory and Receivables with your officers and accountants.

(d)           You hereby authorize us and our agents to do all acts and things necessary to carry out this Agreement, including, without limitation, (i) to contact your customers to obtain verification of the Receivables, and (ii) to advise your customers of your assignment and sale of the Receivables to us. You shall execute and deliver to us, concurrently with your execution and delivery of this Agreement, an undated Notice of Assignment substantially in the form of Exhibit A hereto.

10.           You shall furnish to us, concurrently with the execution of this Agreement, all of the documents described in the List of Closing Documents we have circulated in connection with the execution of this Agreement and the Supply Agreement.

11.           This Agreement shall commence on the date hereof and shall continue for one year from the date hereof; provided, however, that the Term of this Agreement shall be automatically renewed for additional twelve (12) month periods unless either party gives the other party at least sixty (60) days’ advance notice in writing of its intent to terminate this Agreement as of the end of such initial or renewal period. The foregoing notwithstanding, any obligations you may have hereunder shall terminate on the earlier of (a) delivery of written notice to that effect by us to you or (b) without notice, upon the occurrence of any of the following (each, an “Event of Default”): if you or any financial or validity guarantor, endorser or other person liable on the Obligations (each a “Guarantor”) become insolvent or unable to meet your or such Guarantor’s debts as they mature, or fail, suspend or go out of business (or, in the case of a Guarantor that is an individual, die) or apply for, consent to, or suffer the appointment of a receiver, trustee or custodian (or similar person) for you or any Guarantor or any of your or any Guarantor’s property, make an assignment for the benefit of creditors, or commence or become the subject of a case or proceeding under any federal bankruptcy law, or if you are in default under this Agreement or under any other agreement with us, if any Obligations are not paid or performed in full when due, or if Anthony Tracy, members of his immediate family or trusts set up for their benefit shall at any time own beneficially, directly or indirectly, less than 12% in the aggregate of all of the issued and outstanding shares of capital stock of PERF Go-Green Holdings, Inc. having ordinary voting rights for the election of directors, or PERF Go-Green Holdings, Inc. shall cease at any time to hold 100% of all of your issued and outstanding shares of capital stock having ordinary voting rights for the election of directors. Our rights and your Obligations arising out of transactions having their inception prior to the termination date shall not be affected by any termination or notice thereof Termination of this Agreement shall not become effective with respect to the liens and security interests granted to us hereunder until you have fully paid and discharged all of your Obligations to us, and until all of your Obligations have been paid or discharged, you shall continue to furnish confirmatory assignments and schedules of Receivables and all proceeds in respect thereof After the giving of any notice of termination hereunder and until the full liquidation of your account and the payment in full of all Obligations, you shall not be entitled to receive any payments from us, to the extent we are obligated to make payments to you under this Agreement. From and after the effective date of termination of this Agreement, all amounts charged or chargeable to your account hereunder, and all your Obligations, shall become immediately due and payable without further notice or demand. After the giving of any notice of termination hereunder and until the full liquidation of your account and the payment in full of all Obligations, you shall not be entitled to receive any payments from us.

12.           Notwithstanding any provision to the contrary contained herein, if a court of competent jurisdiction should deem any commissions, costs, fees or charges provided for in this Agreement to be interest and such interest is deemed by such court to be in excess of the maximum contract rate permitted by the applicable usury law, neither you nor any guarantor shall be liable to pay the amount of such interest to the extent that it is in excess of the maximum interest rate permitted by law, any such excess which may have been received by us shall be either applied against your then unpaid obligations to us (other than any such obligations that are deemed to be excessive interest as aforesaid) or at our option refunded to you, and any portion of any commissions, costs, fees or charges deemed to be interest by such court shall be automatically reduced to the maximum interest rate allowed by law.

13.           This Agreement is deemed made in the State of New York and shall be governed, interpreted and construed in accordance with the laws of the State of New York. No modification, waiver of discharge of this Agreement shall be binding upon us unless in writing and signed by us. If at any time we should fail to exercise any right or remedy hereunder, it shall not constitute a waiver on our part of exercising the same or any other right or remedy at any subsequent time. If any taxes are imposed upon, or if we shall be required to withhold or pay any tax or penalty because of or in connection with any transactions between us under this Agreement, you agree to indemnify us and hold us harmless in respect thereof. This Agreement and the other agreements executed in connection herewith embody our entire agreement as to the subject matter and supersede all prior agreements (whether oral or written) as to the subject matter. Trial by jury is hereby waived by each of us in any action, proceeding or counterclaim brought by either of us against the other on any mailers whatsoever arising out of or in any way connected with this Agreement or nay other agreement executed in connection herewith or the relationship created hereby, and you hereby consent to the jurisdiction of the Supreme Court of the State of New York (or the Civil Court of the City of New York if such matters be within its jurisdiction), and of any Federal Court in such State, for a determination of any dispute as to any such matters and waive any objection to venue in any action brought in any such court and any claim that any such court is an inconvenient forum. In connection therewith, you hereby waive personal service of any summons, complaint or other process and agree that service thereof may be made by registered or certified mail directed to you at your address set forth above or such other address as shall have previously been communicated to us by registered or certified mail. Within thirty days after such mailing, you shall appear or answer to such summons, complaint or other process. Should you fail to appear or answer within said thirty-day period, you shall be deemed in default and judgment may be entered by us against you for the amount demanded in any summons, complaint or other process so served. In the event we shall retain counsel for the purpose of enforcing the performance, payment or collection of any of the Obligations, then and in that event you agree to pay the reasonable fees of our counsel, plus any and all expenses and disbursements incurred in connection therewith and/or incidental thereto. Our books and records shall be admissible as prima facie evidence of the status of the account between us. This Agreement shall be binding upon and inure to the benefit of each of us and our respective heirs, executors, administrators, successors and assigns.

[Remainder of page intentionally left blank; signature page follows]

[Signature Page to Factoring Agreement]

Very truly yours,

STAR FUNDING, INC.

By:  /s/ Martin Weingarten

Martin Weingarten
Chief Executive Officer

The foregoing is acknowledged,
accepted and agreed to:

PERF-GO GREEN, INC.

By:

Name:
Title:

[Signature Page to Factoring Agreement]

Very truly yours,

STAR FUNDING, INC.

By:

Martin Weingarten
Chief Executive Officer

The foregoing is acknowledged,
accepted and agreed to:

PERF-GO GREEN, INC.

By:  /s/ Michael Caridi

Name:  Michael Caridi
Title:  COO

Exhibit A

Notice of Assignment

Perf-Go Green, Inc.
12 East 52nd Street, 4th floor
New York, New York 10022

______________, 20__

To Whom It May Concern

Re:	Assignment of Accounts Receivable

Ladies and Gentlemen:

In order to manage the growth of our business and plan for our continued success, we have entered into a factoring arrangement with Star Funding, Inc. (“Star Funding”).

Our accounts receivable have been assigned to Star Funding and are payable in U.S. funds at par only to Star Funding. This letter serves as our irrevocable direction to you, and your irrevocable authority, to pay the full amount of all invoices for goods sold or services rendered by us or for any other reason, directly and solely to:

Star Funding, Inc.,
c/o Rosenthal & Rosenthal, Inc.
P.O. Box 88926
Chicago, Illinois 60695-1926

These payment instructions cannot be changed, modified or revoked by anyone other than Star Funding and any such change, modification or revocation by Star Funding shall be effective only if it is made in writing. Any payment of an invoice to any person or entity other than Star Funding (including without limitation any payment to us) shall not constitute valid payment, unless Star Funding agrees otherwise in writing. Star Funding will rely on this letter, and on your compliance with the payment instructions it contains, in delivering fluids to us for use in performing work for you and supplying goods to you.

These instructions are effective as of the date of this letter and will remain in effect until Star Funding notifies you otherwise in writing.

Thank you for your cooperation in this matter.

Very truly yours,

PERF-GO GREEN, INC.

By:

Name:
Title:
Acknowledged and agreed.

STAR FUNDING, INC.

By:

Name:
Title: